EXHIBIT 4.2

EXECUTION VERSION

BARCLAYS BANK PLC

Officer’s Certificate

In connection with the issuance of $2,000,000,000 aggregate principal amount of 2.500% Senior Notes due 2019 (the “Fixed Rate Notes”) and $750,000,000 aggregate principal amount of Floating Rate Notes due 2017 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Securities”) of Barclays Bank PLC (the “Bank”), I, Jennifer Moreland, hereby certify pursuant to Sections 1.02 and 3.01 of the Senior Debt Securities Indenture (the “Indenture”), dated as of September 16, 2004, between the Bank and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (the “Trustee”), in connection with the request contained in the accompanying Authentication Order of an even date herewith (the “Authentication Order”) that the Trustee authenticate and deliver the Securities as therein provided, as follows:

1. I have read the conditions and any applicable covenants provided for in the Indenture relating to the issuance and authentication and delivery of the Securities, including Sections 1.02, 2.01 and 3.01 thereof, and in respect of compliance with which this certificate is being delivered, and the definitions relating thereto;

2. The statements contained in this Certificate are based on my review of the Authentication Order and the written resolutions respectively duly adopted by the Fund Raising Committee of the Bank dated September 16, 2004 and July 12, 2013, the Treasury Committee dated February 17, 2014 and the Board of Directors dated December 12, 2013, and pursuant to such resolutions, I hereby confirm that the forms and terms of the Fixed Rate Notes (as set forth in Annex A-1) and the forms and terms of the Floating Rate Notes (as set forth in Annex A-2) were established in accordance with Sections 2.01 and 3.01 of the Indenture;

3. In my opinion, I have made such examination and investigation as is necessary to enable me to express an informed opinion as to whether or not such conditions and any applicable covenants have been complied with; and

4. I am of the opinion that such conditions and any applicable covenants, and all conditions precedent provided for in the Indenture relating to the request contained in the Authentication Order that the Trustee authenticate and deliver the Securities as therein provided, have been complied with.

Dated: February 20, 2014

/s/ Jennifer Moreland
Name:	Jennifer Moreland
Title:	Managing Director, Capital Issuance

Signature Page to Officer’s Certificate pursuant to 1.02 and 3.01 of the Indenture

Annex A-1

Forms and Terms of the Fixed Rate Notes

Title of Fixed Rate Notes:	2.500% Senior Notes due 2019

Issue Price:	99.995%

Issue Date of Fixed Rate Notes:	February 20, 2014

Aggregate Principal

Amount of Fixed Rate Notes:	$2,000,000,000

Denomination:	$200,000 and integral multiples of $1,000 in excess thereof

Form of Fixed Rate Notes:	The Fixed Rate Notes will be issued in the form of global notes that will be deposited with The Depository Trust Company (“DTC”) on the closing date. Each global note will be registered in the name of Cede & Co. and executed and delivered in substantially the form attached hereto as Exhibit A.

Fixed Rate Maturity Date:	February 20, 2019

Fixed Interest Rate:	2.500% per annum, accruing from February 20, 2014.

Fixed Rate Interest Payment Dates:

February 20 and August 20 of each year, commencing on August 20, 2014 and ending on the Fixed Rate Maturity Date, provided that if such Fixed Rate Interest Payment Date is not a Business Day, the Fixed Rate Interest Payment Date shall be postponed to the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Fixed Rate Interest Payment Date. If the Fixed Rate Maturity Date would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Fixed Rate Maturity Date.

“Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England or in the City of New York, United States.

Day Count:	30/360, Following, Unadjusted

Currency of payment of principal,

interest and Additional Amounts:	United States Dollars

Place of Payment

and Paying Agent:	Corporate Trust Office of the Trustee, New York, NY.

Ranking:	The ranking of the Fixed Rate Notes shall be as set forth in the Prospectus Supplement dated February 12, 2014 (the “Prospectus Supplement”) and the Prospectus dated July 19, 2013 relating to the Securities (the “Base Prospectus”).

Regular Record Dates:	The Business Day immediately preceding each Interest Payment Date (or, if the Notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date).

U.K. Bail-In Power Acknowledgment:	No repayment of the Principal Amount of the Fixed Rate Notes or payment of interest on the Fixed Rate Notes shall become due and payable after the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Bank under the laws and regulations of the United Kingdom and the European Union applicable to the Bank.

By its acquisition of the Fixed Rate Notes, each Holder and Beneficial Owner of the Fixed Rate Notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority that may result in the cancellation of all, or a portion, of the Principal Amount of, or interest on, the Fixed Rate Notes and/or the conversion of all, or a portion of, the Principal Amount of, or interest on, the Fixed Rate Notes into shares or other securities or other obligations of the Bank or another person, including by means of a variation to the terms of the Fixed Rate Notes to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. Each Holder and Beneficial Owner further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Fixed Rate Notes are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.

By its acquisition of the Fixed Rate Notes, each Holder and Beneficial Owner (i) acknowledges and agrees that the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Fixed Rate Notes shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the U.S. Trust Indenture Act of 1939, as amended, (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Fixed Rate Notes, (iii) acknowledges and agrees that, upon the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Fixed Rate Notes under Section 5.12 of the Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority (notwithstanding the foregoing in (iii), if, following the completion of the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority, the Fixed Rate

Notes remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Fixed Rate Notes following such completion to the extent that the Bank and the Trustee shall agree pursuant to a supplemental indenture), and (iv) shall be deemed to have (a) consented to the exercise of any U.K. Bail-In Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Fixed Rate Notes and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Fixed Rate Notes to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-In Power with respect to the Fixed Rate Notes as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

Upon the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Fixed Rate Notes, the Bank shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-In Power for purposes of notifying Holders and Beneficial Owners of such occurrence. The Bank shall also deliver a copy of such notice to the Trustee for information purposes.

The exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Fixed Rate Notes shall not constitute an Event of Default under the Indenture.

The Bank’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive any exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Fixed Rate Notes.

Each Holder and Beneficial Owner that acquires its Fixed Rate Notes in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the provisions above and in the Fixed Rate Notes to the same extent as the Holders and Beneficial Owners of the Fixed Rate Notes that acquire the Fixed Rate Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Fixed Rate Notes, including in relation to the U.K. Bail-In Power.

“U.K. Bail-In Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Bank or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as amended, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the Bank or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-In Power).

“Beneficial Owners” means (a) with respect to global notes, the beneficial owners of the Notes prior to the Fixed Rate Maturity Date and (b) with respect to definitive Securities, the Holders in whose names the Notes are registered in the Senior Debt Security Register.

“Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries.

Optional Redemption due to Changes

in Tax Treatment:

The Fixed Rate Notes will be redeemable as a whole but not in part at the option of the Bank upon not less than 30 nor more than 60 days’ written notice to the Trustee and notice to the Holders in accordance with Section 11.04 of the Indenture, on any Fixed Rate Interest Payment Date (at a redemption price equal to 100% of the principal amount of such Fixed Rate Notes together with any accrued but unpaid interest (if any) in respect of such Fixed Rate Notes to (but excluding) the date fixed for redemption) if at any time the Bank shall determine that as a result of a change in or amendment to the laws or regulations of a Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or a change in an official application or interpretation of such laws or regulations (including a decision of any court or tribunal), which change or amendment becomes effective on or after February 12, 2014, and, in the event that any successor entity has assumed the obligations of the Bank, which change or amendment becomes effective on or after the date of such assumption of the Bank’s obligations: (a) in making any payments of principal of or interest on or in respect of the Fixed Rate Notes, the Bank or any such successor entity that has assumed the obligations of the Bank has paid or will or would on the next Interest Payment Date be required to pay Additional Amounts with respect thereto, or (b) the Bank or any such successor entity would not be entitled to claim a deduction in respect of such payments in computing its taxation liabilities or the amount of such deduction would be materially reduced. In any case where the Bank shall determine that as a result of either this “Optional Redemption due to Changes in Tax Treatment” section or Section 11.09 of the Indenture it is entitled to redeem the Fixed Rate Notes, the Bank shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent counsel of recognized standing (selected by the Bank) in a form satisfactory to the Trustee confirming that the Bank is entitled to exercise such right of redemption.

The successor entity that assumes the obligations of the Bank pursuant to Section 8.03 of the Indenture shall also be entitled to redeem the Fixed Rate Notes in accordance with this provision with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the successor entity’s jurisdiction of incorporation which change or amendment occurs subsequent to the date of any such assumption.

Early Redemption at the Option of the Bank:	The Fixed Rate Notes shall be redeemable prior to the Fixed Rate Maturity Date solely pursuant to the terms specified in “Optional Redemption due to Changes in Tax Treatment” above and Section 11.09 of the Indenture.

For the avoidance of doubt, the text of Section 11.08 of the Indenture shall be replaced in its entirety by the terms specified in “Optional Redemption due to Changes in Tax Treatment” above.

Additional Amounts and FATCA

Withholding Tax:	The terms specified in “Payment of Additional Amounts” in the

Prospectus Supplement and the section titled “Description of Debt Securities—Additional Amounts” in the Base Prospectus with respect to Additional Amounts (as defined in the Base Prospectus) shall apply to the Fixed Rate Notes and shall replace in their entirety the provisions specified in Section 10.04 of the Indenture.

Any amounts to be paid by the Bank on the Fixed Rate Notes shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and the Bank shall not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

With respect to the Fixed Rate Notes, any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Fixed Rate Notes and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together,

“Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the Fixed Rate Notes and the Indenture through the relevant clearing systems. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the Holder of Fixed Rate Notes, and the Bank will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this “Additional Amounts and FATCA Withholding Tax” section, the section titled “Payment of Additional Amounts” in the Prospectus Supplement and the section titled “Description of Debt Securities—Additional Amounts” in the Base Prospectus explicitly provide otherwise.

The Bank agrees, to the extent the Bank has actual knowledge of such information, to provide the Paying Agent with sufficient information about any modification to the terms of the Fixed Rate Notes for the purposes of determining whether FATCA Withholding Tax applies to any payment of principal or interest on the Fixed Rate Notes.

Section 3.07 of the Indenture:	Section 3.07 of the Indenture shall apply to the Fixed Rate Notes.

Definitions:	All capitalized terms that are not defined herein shall have the meaning ascribed to such terms in the Indenture.

Defeasance and Discharge:	At the Bank’s option, either (1) the Bank shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Fixed Rate Notes after the applicable conditions set forth below have been satisfied, or (2) the Bank shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 8.01 or Section 8.02 of the Indenture or any covenant set forth in any indenture supplemental to the Indenture or otherwise established pursuant to Sections 3.01(x) or 9.01(b) of the Indenture (“Covenant Defeasance”), with respect to the Fixed Rate Notes at any time after the applicable conditions set forth below have been satisfied:

(a) the Bank shall have deposited or caused to be deposited irrevocably with the Trustee or its agent as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Fixed Rate Notes (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), in each case sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and interest on, the outstanding Fixed Rate Notes on the respective Stated Maturities, in accordance with the terms of this Indenture and the Fixed Rate Notes;

(b) no event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Fixed Rate Notes shall have occurred and be continuing at the time of such deposit;

(c) the Bank shall have delivered to the Trustee an Opinion of Counsel to the effect that holders of the Fixed Rate Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise of the option under this provision and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and, in the case of Fixed Rate Notes being Discharged, such opinion shall be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and

(d) the Bank shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Discharge or Covenant Defeasance have been complied with.

“Discharged” means that the Bank shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Fixed Rate Notes and to have satisfied all the obligations under the Indenture relating to the Fixed Rate Notes (and the Trustee, at the expense of the Bank, shall execute proper instruments acknowledging the same), except (1) the rights of holders of the Fixed Rate Notes to receive, from the trust fund described in clause (a) above payment of the principal of and the interest on the Fixed Rate Notes when such payments are due; (2) the Bank’s obligations with respect to such Fixed Rate Notes under Sections 3.05, 3.06, 10.02 and 10.03 of the Indenture; and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

Notwithstanding any Covenant Defeasance with respect to Sections 8.01 and 8.02 of the Indenture, any corporation or Person that would otherwise have been required to assume the obligations of the Bank pursuant to said Sections shall be required, as a condition to any merger, consolidation, amalgamation, transfer, conveyance or lease contemplated thereby, to assume the obligations of the Bank to the Trustee under Section 6.07 of the Indenture.

Annex A-2

Forms and Terms of the Floating Rate Notes

Title of Floating Rate Notes:	Floating Rate Notes due 2017

Issue Price:	100%

Issue Date of Floating Rate Notes:	February 20, 2014

Aggregate Principal

Amount of Floating Rate Notes:	$750,000,000

Denomination:	$200,000 and integral multiples of $1,000 in excess thereof

Form of Floating Rate Notes:	The Floating Rate Notes will be issued in the form of global notes that will be deposited with DTC on the closing date. Each global note will be registered in the name of Cede & Co. and executed and delivered in substantially the form attached hereto as Exhibit B.

Floating Rate Maturity Date:	February 17, 2017

Floating Interest Rate:	The initial Floating Interest Rate for the first Floating Rate Interest Period will be equal to the 3-month U.S. dollar LIBOR, as determined on February 12, 2014, plus 0.58% per annum. Thereafter, the Floating Interest Rate for any Floating Rate Interest Period will be LIBOR, as determined on the applicable Interest Determination Date, plus 0.58% per annum. The Floating Interest Rate will be reset quarterly on each Interest Reset Date.

Floating Rate Interest Payment Dates:	Every February 17, May 17, and August 17 and November 17 in each year, commencing on May 17, 2014 and ending on the Floating Rate Maturity Date, provided that if any Floating Rate Interest Payment Date, other than the Floating Rate Maturity Date, would fall on a day that is not a Business Day, the Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding Business Day. If the Floating Rate Maturity Date would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Floating Rate Maturity Date.

“Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England or in the City of New York, United States.

Interest Reset Dates:

Every February 17, May 17, August 17 and November 17 in each year, commencing on May 17, 2014; provided that the Floating Interest Rate in effect from (and including) February 20, 2014 to (but excluding) the first Interest Reset Date will be the initial Floating Interest Rate. If any

Interest Reset Date falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

Floating Rate Interest Period:	Each Floating Rate Interest Period is the period beginning on (and including) a Floating Rate Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Interest Payment Date; provided that the first Floating Rate Interest Period will begin on February 20, 2014 and will end on (but exclude) May 17, 2014.

Interest Determination Date:	The Interest Determination Date for the first Floating Rate Interest Period will be the second London banking day preceding the Issue Date (which is February 18, 2014) and the Interest Determination Date for each succeeding Floating Rate Interest Period will be on the second London banking day preceding the applicable Interest Reset Date.

London Banking Day:	Any day on which dealings in U.S. dollars are transacted in the London interbank market.

Calculation Agent:	The Bank of New York Mellon, acting through its London branch, or its successor appointed by the Bank.

LIBOR:	LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(1) With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) below; and

(2) With respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected by the Calculation Agent (in consultation with the Bank no less than 20 calendar days prior to the relevant Interest Determination Date), to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in The City of New York (which may include affiliates of the underwriters) selected by the Calculation Agent (in consultation with the Bank no less than 20 calendar days prior to the relevant Interest Determination Date) for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date.

Reuters Page LIBOR01:	The display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

Day Count:	Actual/360, modified following, adjusted

Rounding:	All percentages resulting from any calculation of the Floating Interest Rate will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

Currency of payment of

principal, interest and Additional Amounts:	United States Dollars

Place of Payment

and Paying Agent:	Corporate Trust Office of the Trustee, New York, NY.

Ranking:	The ranking of the Floating Rate Notes shall be as set forth in the Prospectus Supplement and the Base Prospectus.

Regular Record Dates:	The Business Day immediately preceding each Interest Payment Date (or, if the Notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date).

U.K. Bail-In Power Acknowledgment:	No repayment of the Principal Amount of the Floating Rate Notes or payment of interest on the Floating Rate Notes shall become due and payable after the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Bank under the laws and regulations of the United Kingdom and the European Union applicable to the Bank.

By its acquisition of the Floating Rate Notes, each Holder and Beneficial Owner of the Floating Rate Notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority that may result in the cancellation of all, or a portion, of the Principal Amount of, or interest on, the Floating Rate Notes and/or the conversion of all, or a portion of, the Principal Amount of, or interest on, the Floating Rate Notes into shares or other securities or other obligations of the Bank or another person, including by means of a variation to the terms of the Floating Rate Notes to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. Each Holder and Beneficial Owner further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Floating Rate Notes are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.

By its acquisition of the Floating Rate Notes, each Holder and Beneficial Owner (i) acknowledges and agrees that the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Floating Rate Notes shall not give rise to a default for purposes of Section 315(b) (Notice of Default)

and Section 315(c) (Duties of the Trustee in Case of Default) of the U.S. Trust Indenture Act of 1939, as amended, (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Floating Rate Notes, (iii) acknowledges and agrees that, upon the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Floating Rate Notes under Section 5.12 of the Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority (notwithstanding the foregoing in (iii), if, following the completion of the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority, the Floating Rate Notes remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Floating Rate Notes following such completion to the extent that the Bank and the Trustee shall agree pursuant to a supplemental indenture), and (iv) shall be deemed to have (a) consented to the exercise of any U.K. Bail-In Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Floating Rate Notes and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Floating Rate Notes to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-In Power with respect to the Floating Rate Notes as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

Upon the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Floating Rate Notes, the Bank shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-In Power for purposes of notifying Holders and Beneficial Owners of such occurrence. The Bank shall also deliver a copy of such notice to the Trustee for information purposes.

The exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Floating Rate Notes shall not constitute an Event of Default under the Indenture.

The Bank’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive any exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Floating Rate Notes.

Each Holder and Beneficial Owner that acquires its Floating Rate Notes in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the provisions above and in the Floating Rate Notes to the same extent as the Holders and Beneficial Owners of the Floating Rate Notes that acquire the Floating Rate Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Floating Rate Notes, including in relation to the U.K. Bail-In Power.

“U.K. Bail-In Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Bank or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as amended, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the Bank or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-In Power).

“Beneficial Owners” means (a) with respect to global notes, the beneficial owners of the Notes prior to the Floating Rate Maturity Date and (b) with respect to definitive Securities, the Holders in whose names the Notes are registered in the Senior Debt Security Register.

“Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries.

Optional Redemption due to Changes

in Tax Treatment:

The Floating Rate Notes will be redeemable as a whole but not in part at the option of the Bank upon not less than 30 nor more than 60 days’ written notice to the Trustee and notice to the Holders in accordance with Section 11.04 of the Indenture, on any Fixed Rate Interest Payment Date (at a redemption price equal to 100% of the principal amount of such Floating Rate Notes together with any accrued but unpaid interest (if any) in respect of such Floating Rate Notes to (but excluding) the date fixed for redemption) if at any time the Bank shall determine that as a result of a change in or amendment to the laws or regulations of a Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or a change in an official application or interpretation of such laws or regulations (including a decision of any court or tribunal), which change or amendment becomes effective on or after February 12, 2014, and, in the event that any successor entity has assumed the obligations of the Bank, which change or amendment becomes effective on or after the date of such assumption of the Bank’s obligations: (a) in making any payments of principal of or interest on or in respect of the Floating Rate Notes, the Bank or any such successor entity that has assumed the obligations of the Bank has paid or will or would on the next Interest Payment Date be required to pay Additional Amounts with respect thereto, or (b) the Bank or any such successor entity would not be entitled to claim a deduction in respect of such payments in computing its taxation liabilities or the amount of such deduction would be materially reduced. In any case where the Bank shall determine that as a result of either this “Optional Redemption due to Changes in Tax Treatment” section or Section 11.09 of the Indenture it is entitled to redeem the Floating Rate Notes, the Bank shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent counsel of recognized standing (selected by the Bank) in a form satisfactory to the Trustee confirming that the Bank is entitled to exercise such right of redemption.

The successor entity that assumes the obligations of the Bank pursuant to Section 8.03 of the Indenture shall also be entitled to redeem the Floating Rate Notes in accordance with this provision with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the successor entity’s jurisdiction of incorporation which change or amendment occurs subsequent to the date of any such assumption.

Early Redemption at the Option of the Bank:	The Floating Rate Notes shall be redeemable prior to the Floating Rate Maturity Date solely pursuant to the terms specified in “Optional Redemption due to Changes in Tax Treatment” above and Section 11.09 of the Indenture.

For the avoidance of doubt, the text of Section 11.08 of the Indenture shall be replaced in its entirety by the terms specified in “Optional Redemption due to Changes in Tax Treatment” above.

Additional Amounts and FATCA

Withholding Tax:

The terms specified in “Payment of Additional Amounts” in the Prospectus Supplement and the section titled “Description of Debt Securities—Additional Amounts” in the Base Prospectus with respect to Additional Amounts (as defined in the Base Prospectus) shall apply to the

Floating Rate Notes and shall replace in their entirety the provisions specified in Section 10.04 of the Indenture.

Any amounts to be paid by the Bank on the Floating Rate Notes shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and the Bank shall not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

With respect to the Floating Rate Notes, any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Floating Rate Notes and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the Floating Rate Notes and the Indenture through the relevant clearing systems. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the Holder of Floating Rate Notes, and the Bank will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this “Additional Amounts and FATCA Withholding Tax” section, the section titled “Payment of Additional Amounts” in the Prospectus Supplement and the section titled “Description of Debt Securities—Additional Amounts” in the Prospectus explicitly provide otherwise.

The Bank agrees, to the extent the Bank has actual knowledge of such information, to provide the Paying Agent with sufficient information about any modification to the terms of the Fixed Rate Notes for the purposes of determining whether FATCA Withholding Tax applies to any payment of principal or interest on the Fixed Rate Notes.

Section 3.07 of the Indenture:	Section 3.07 of the Indenture shall apply to the Floating Rate Notes.

Definitions:	All capitalized terms that are not defined herein shall have the meaning ascribed to such terms in the Indenture.

Defeasance and Discharge:	Not applicable.

EXHIBIT A

Form of Global Note for Fixed Rate Notes

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BARCLAYS BANK PLC

2.500% SENIOR NOTES DUE 2019

No. [ ]	$	[	]

CUSIP NO. 06739F HT1

ISIN NO. US06739FHT12

BARCLAYS BANK PLC, a company duly incorporated and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[        ] on February 20, 2019 (the “Maturity Date”), except as otherwise provided herein, and to pay interest thereon, in accordance with the terms hereof. Interest shall accrue on the Security from February 20, 2014 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, and shall be paid semi-annually in arrear on February 20th and August 20th of each year (each, an “Interest Payment Date”), commencing on August 20, 2014 and ending on the Maturity Date, except as otherwise provided herein, at the rate of 2.500% per annum, until the principal hereof is paid or made available for payment. If an Interest Payment Date would fall on a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the Maturity Date would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date. A “Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York, United States, or London, England, are authorized or required by law, regulation or executive order to close.

The amount of interest which shall accrue hereon shall be computed on the basis of a 360-day year divided into twelve months of 30 days each.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the Business Day immediately preceding each Interest Payment Date (or, if the Notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Senior Debt Security Register, unless such person requests payment by wire transfer pursuant to Section 3.07 of the Indenture.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as defined herein.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE UNITED KINGDOM.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: February 20, 2014	BARCLAYS BANK PLC

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Dated: February 20, 2014	THE BANK OF NEW YORK MELLON,
As Trustee

By:
Authorized Signatory

Signature Page to FXD Global Note

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of September 16, 2004 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and under an Officer’s Certificate pursuant to Section 3.01 of the Indenture dated February 20, 2014 (the “Officer’s Certificate”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture and the Officer’s Certificate may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to a principal amount of $2,000,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

The following terms on the face of this Security have the following meanings:

“Beneficial Owners” shall mean (a) with respect to Global Securities, the beneficial owners of the Securities (b) with respect to definitive Securities, the Holders in whose names the Securities are registered in the Senior Debt Security Register.

“DTC” means The Depository Trust Company, or any successor clearing system.

“Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries.

Payments under the Securities will be made without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (each a “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If any such Taxes are at any time required by a Taxing Jurisdiction to be deducted or withheld, the Company will, subject to the exceptions and limitations set forth in the section titled “Additional Amounts and FATCA Withholding Tax” of Annex A-1 of the Officer’s Certificate, pay such additional amounts of the principal of such Security and any other amounts payable on such Security (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holder of any Security, after such deduction or withholding, shall equal the amounts of the principal of such Security and any other amounts payable on such Security which would have been payable in respect of such Security had no such deduction or withholding be required.

Any amounts to be paid by the Company or the Paying Agent on the Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”), and neither the Company nor the Paying Agent shall be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Securities and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the Securities and the Indenture through the relevant clearing systems. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent as described in this paragraph will be treated as paid to the Holder of the Securities, and the Company will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this paragraph explicitly provide otherwise.

If at any time the Company determines that as a result of a change in or amendment to the laws or regulations of a Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or a change in an official application or interpretation of such laws or regulations (including a decision of any court or tribunal), either generally or in relation to any particular Securities, which change, amendment, application or interpretation becomes effective on or after February 12, 2014, and, in the event that any successor entity has assumed the obligations of the Company, which change or amendment becomes effective on or after the date of such assumption of the Company’s obligations: (a) in making any payments of principal or interest, if any, on, or in respect of, such series of Securities, the Company or any such successor entity that has assumed the obligations of the Company has paid or will or would on the next Interest

Payment Date be required to pay Additional Amounts with respect thereto, or (b) the Company or any such successor entity would not be entitled to claim a deduction in respect of such payments in computing its taxation liabilities or the amount of such deduction would be materially reduced, then the Securities will be redeemable upon not less than 30 nor more than 60 days’ notice by mail, on any Interest Payment Date thereafter, in whole but not in part, at the election of the Company as provided in the Indenture at a redemption price equal to 100% of the principal amount of such Securities together with any accrued but unpaid interest (if any) in respect of such Securities to (but excluding) the date fixed for redemption. In any case where the Company shall determine that as a result of either the terms specified in “Optional Redemption due to Changes in Tax Treatment” of Annex A-1 of the Officer’s Certificate or Section 11.09 of the Indenture it is entitled to redeem the Securities of any series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent counsel of recognized standing (selected by the Company) in a form satisfactory to the Trustee confirming that the Company is entitled to exercise its right of redemption under the terms specified in “Optional Redemption due to Changes in Tax Treatment” of Annex A-1 of the Officer’s Certificate or Section 11.09 of the Indenture.

The successor entity that assumes the obligations of the Company pursuant to Section 8.03 of the Indenture shall also be entitled to redeem the Securities of the relevant series in accordance with the terms specified in “Optional Redemption due to Changes in Tax Treatment” of Annex A-1 of the Officer’s Certificate with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the successor entity’s jurisdiction of incorporation which change or amendment occurs subsequent to the date of any such assumption.

No repayment of the Principal Amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company.

By its acquisition of the Securities, each Holder and Beneficial Owner of the Securities acknowledges, agrees to be bound by and consents to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority that may result in the cancellation of all, or a portion, of the Principal Amount of, or interest on, the Securities and/or the conversion of all, or a portion of, the Principal Amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of the Securities to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. Each Holder and Beneficial Owner further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.

“U.K. Bail-In Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as amended, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the Company or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-In Power).

By its acquisition of the Securities, each Holder and Beneficial Owner (i) acknowledges and agrees that exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the U.S. Trust Indenture Act of 1939, as amended, (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, (iii) acknowledges and agrees that, upon the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.12 of the Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority (notwithstanding the foregoing in (iii), if, following the completion of the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture), and (iv) shall be deemed to have (a) consented to the exercise of any U.K. Bail-In Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner.

Upon the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-In Power for purposes of notifying Holders and Beneficial Owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

The exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not constitute an Event of Default under the Indenture.

The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive any exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities.

Each Holder and Beneficial Owner that acquires its Securities in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in this Security and the Indenture to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the U.K. Bail-In Power.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding, judicial or otherwise,

with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity, and, in the case of a proceeding for the winding-up of the Company in England, such proceeding is in the name and on behalf of the Trustee to the same extent (but no further or otherwise) as the Trustee would have been entitled so to do. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, as herein provided.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Senior Debt Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Senior Debt Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in initial denominations of $200,000 and increments of $1,000 thereafter.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture provides that the Company will be discharged from any and all obligations in respect of this Security (except for certain obligations to register the transfer or exchange of the Security, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest on, the Security on the dates such payments are due in accordance with the terms of this Security and certain other conditions are satisfied.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT B

Form of Global Note for Floating Rate Notes

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BARCLAYS BANK PLC

FLOATING RATE NOTES DUE 2017

No. [ ]	$	[	]

CUSIP NO. 06739F HU8

ISIN NO. US06739FHU84

BARCLAYS BANK PLC, a company duly incorporated and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[        ] on February 17, 2017 (the “Maturity Date”), except as otherwise provided herein, and to pay interest thereon, in accordance with the terms hereof. Interest shall accrue on the Security from February 20, 2014 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, and shall be paid quarterly in arrear on February 17th, May 17th, August 17th and November 17th in each year (each, an “Interest Payment Date”), commencing on May 17, 2014 and ending on the Maturity Date, provided that if any Interest Payment Date, other than the Maturity Date, would fall on a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date. A “Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York, United States, or London, England, are authorized or required by law, regulation or executive order to close.

The initial interest rate for the first Interest Period (as defined on the reverse of this Security) will be equal to LIBOR (as defined in the reverse of this Security), as determined on February 18, 2014, plus 0.58% per annum. Thereafter, the interest rate for any Interest Period will be LIBOR, as determined on the applicable

Interest Determination Date (as defined on the reverse of this Security), plus 0.58% per annum, until the principal hereof is paid or made available for payment. The interest rate as determined in accordance with this paragraph is referred to herein as the “Interest Rate”. The Interest Rate will be reset quarterly on each Interest Reset Date (as defined on the reverse of this Security).

The amount of interest which shall accrue hereon shall be computed on the basis of the actual number of days in each Interest Period (as defined on the reverse of this Security) and a 360-day year.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the Business Day immediately preceding each Interest Payment Date (or, if the Notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Senior Debt Security Register, unless such person requests payment by wire transfer pursuant to Section 3.07 of the Indenture.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as defined herein.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE UNITED KINGDOM.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: February 20, 2014	BARCLAYS BANK PLC

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Dated: February 20, 2014	THE BANK OF NEW YORK MELLON,
As Trustee

By:
Authorized Signatory

Signature Page to FRN Global Note

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of September 16, 2004 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and under an Officer’s Certificate pursuant to Section 3.01 of the Indenture dated February 20, 2014 (the “Officer’s Certificate”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture and the Officer’s Certificate may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to a principal amount of $750,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

Any amounts to be paid by the Company or the Paying Agent on the Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”), and neither the Company nor the Paying Agent shall be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Securities and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the Securities and the Indenture through the relevant clearing systems. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent as described in this paragraph will be treated as paid to the Holder of the Securities, and the Company will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this paragraph explicitly provide otherwise.

This Security will accrue interest for each Interest Period at a per annum rate, as specified on the face of this Security. The following terms on the face of this Security have the following meanings:

“Beneficial Owners” shall mean (a) with respect to Global Securities, the beneficial owners of the Securities (b) with respect to definitive Securities, the Holders in whose names the Securities are registered in the Senior Debt Security Register.

“Calculation Agent” means The Bank of New York Mellon, acting through its London branch, or its successor appointed by the Company.

“DTC” means The Depository Trust Company, or any successor clearing system.

“Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries.

“Interest Reset Dates” means every February 17, May 17, August 17 and November 17 in each year, commencing on May 17, 2014; provided that the Interest Rate in effect from (and including) February 20, 2014 to (but excluding) the first Interest Reset Date will be the initial Interest Rate. If any Interest Reset Date falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

“Interest Period” means the period beginning on (and including) a Floating Rate Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Interest Payment Date; provided that the first Interest Period will begin on February 20, 2014 and will end on (but exclude) May 17, 2014.

“Interest Determination Date” for the first Interest Period means the second London banking day preceding the Issue Date (which is February 18, 2014), and for each succeeding Interest Period, means the second London banking day preceding the applicable Interest Reset Date.

“London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

“LIBOR” will be determined by the Calculation Agent in accordance with the following provisions:

(1) with respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) below; and

(2) with respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected by the Calculation Agent (in consultation with the Company no less than 20 calendar days prior to the relevant Interest Determination Date), to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in The City of New York (which may include affiliates of the underwriters) selected by the Calculation Agent (in consultation with the Company no less than 20 calendar days prior to the relevant Interest Determination Date) for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

All percentages resulting from any calculation of any Interest Rate for the Security will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

All calculations made by the Calculation Agent for the purposes of calculating interest on the Security shall be conclusive and binding on the holders of this Security, the Company and the Trustee, absent manifest error.

Payments under the Securities will be made without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (each a “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If any such Taxes are at any time required by a Taxing Jurisdiction to be deducted or withheld, the Company will, subject to the exceptions and limitations set forth in the section titled “Additional Amounts and FATCA Withholding Tax” of Annex A-2 of the Officer’s Certificate, pay such additional amounts of the principal of such Security and any other amounts payable on such Security (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holder of any Security, after such deduction or withholding, shall equal the amounts of the principal of such Security and any other amounts payable on such Security which would have been payable in respect of such Security had no such deduction or withholding be required.

If at any time the Company determines that as a result of a change in or amendment to the laws or regulations of a Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or a change in an official application or interpretation of such laws or regulations (including a decision of any court or tribunal), either generally or in relation to any particular Securities, which change, amendment, application or interpretation becomes effective on or after February 12, 2014, and, in the event that any successor entity has assumed the obligations of the Company, which change or amendment becomes effective on or after the date of such assumption of the Company’s obligations: (a) in making any payments of principal or interest, if any, on, or in respect of, such series of Securities, the Company or any such successor entity that has assumed the obligations of the Company has paid or will or would on the next Interest Payment Date be required to pay Additional Amounts with respect thereto, or (b) the Company or any such successor entity would not be entitled to claim a deduction in respect of such payments in computing its taxation liabilities or the amount of such deduction would be materially reduced, then the Securities will be redeemable upon not less than 30 nor more than 60 days’ notice by mail, on any Interest Payment Date thereafter, in whole but not in part, at the election of the Company as provided in the Indenture at a redemption price equal to 100% of the principal amount of such Securities together with any accrued but unpaid interest (if any) in respect of such Securities to (but excluding) the date fixed for redemption. In any case where the Company shall determine that as a result of either the terms specified in “Optional Redemption due to Changes in Tax Treatment” of Annex A-2 of the Officer’s Certificate or Section 11.09 of the Indenture it is entitled to redeem the Securities of any series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent counsel of recognized standing (selected by the Company) in a form satisfactory to the Trustee confirming that the Company is entitled to exercise its right of redemption under the terms specified in “Optional Redemption due to Changes in Tax Treatment” of Annex A-2 of the Officer’s Certificate or Section 11.09 of the Indenture.

The successor entity that assumes the obligations of the Company pursuant to Section 8.03 of the Indenture shall also be entitled to redeem the Securities of the relevant series in accordance with the terms specified in “Optional Redemption due to Changes in Tax Treatment” of Annex A-2 of the Officer’s Certificate with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the successor entity’s jurisdiction of incorporation which change or amendment occurs subsequent to the date of any such assumption.

No repayment of the Principal Amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company. By its acquisition of the Securities, each Holder and Beneficial Owner of the Securities acknowledges, agrees to be bound by and consents to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority that may result in the cancellation of all, or a portion, of the Principal Amount of, or interest on, the Securities and/or the conversion of all, or a portion of, the Principal Amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of the Securities to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. Each Holder and Beneficial Owner further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority.

“U.K. Bail-In Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the

United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as amended, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the Company or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-In Power).

By its acquisition of the Securities, each Holder and Beneficial Owner (i) acknowledges and agrees that exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the U.S. Trust Indenture Act of 1939, as amended, (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, (iii) acknowledges and agrees that, upon the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.12 of the Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority (notwithstanding the foregoing in (iii), if, following the completion of the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture), and (iv) shall be deemed to have (a) consented to the exercise of any U.K. Bail-In Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner.

Upon the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-In Power for purposes of notifying Holders and Beneficial Owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

The exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not constitute an Event of Default under the Indenture.

The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive any exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities.

Each Holder and Beneficial Owner that acquires its Securities in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in this Security and the Indenture to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the U.K. Bail-In Power.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity, and, in the case of a proceeding for the winding-up of the Company in England, such proceeding is in the name and on behalf of the Trustee to the same extent (but no further or otherwise) as the Trustee would have been entitled so to do. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, as herein provided.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Senior Debt Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Senior Debt Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in initial denominations of $200,000 and increments of $1,000 thereafter.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The satisfaction and discharge provisions set forth in Section 4.01 of the Indenture are not applicable to the Securities.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.